SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                   FORM 8-K/A
                                (AMENDMENT NO. 2)

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): FEBRUARY 19, 1998

                          American Pacific Corporation
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(Exact name of registrant as specified in its charter)


     DELAWARE                   1-8137             59-6490478
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(State or other jurisdiction    (Commission       (IRS Employer
   of incorporation)            File Number)   Identification No.)

         3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89109
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                     Address of principal executive offices


Registrant's telephone number, including area code: (702) 735-2200

                                       N/A
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(Former name or former address, if changed since last report.)

         This amended Current Report on Form 8-K amends the Current Report on Form 8-K filed on March 3, 1998.

Item 5.  OTHER EVENTS.

         As announced on February 19, 1998, American Pacific Corporation (the "Company") intends to effect an offering (the "Offering") of $75.0 million principal amount of Senior Notes pursuant to Rule 144A under the Securities Act of 1933 during March 1998. The Company intends to use the net proceeds of the Offering primarily to fund its acquisition (the "Acquisition") of certain intangible assets and rights of Kerr-McGee Chemical Corporation related to the production of ammonium perchlorate and to repurchase or defease the Company's outstanding 11% noncallable subordinated secured term notes.

         THERE CAN BE NO ASSURANCE THAT THE OFFERING OR THE ACQUISITION WILL BE CONSUMMATED.



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
    EXHIBIT NO.                          EXHIBITS

     *99.1                 Asset Purchase Agreement dated as of October 10, 1997
                           between   AMPAC,   Inc.   and   Kerr-McGee   Chemical
                           Corporation.

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*  Previously filed.


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
                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           American Pacific Corporation


Dated: July 21, 1998                   By: /s/ David N. Keys
                                           -----------------------------------
                                           Name:   David N. Keys
                                           Title:  Senior Vice President and
                                                   Chief Financial Officer


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